ADDENDUM TO EMPLOYMENT AGREEMENT

Addendum to the employment agreement executed October 24, 2006 and effective September 29, 2006 (the "Agreement") between National Investment Managers Inc. ("Company") and Steven J. Ross ("Executive").

The parties wish to insert the following provision as **Section 6.5** of the Agreement:

"**6.5. Change of Control.**

(a) Definitions

(i) An "Ownership Change Event" shall be deemed to have occurred if any of the following occurs with respect to the Company:

(1) the direct or indirect sale or exchange in a single or series of related transactions by the stockholders of the Company of more than fifty percent (50%) of the voting stock of the Company;

(2) a merger or consolidation in which the Company is a party;

(3) the sale, exchange, or transfer of all or substantially all of the assets of the Company; or

(4) a liquidation or dissolution of the Company.

(ii) A "Change of Control" shall mean: (1) an Ownership Change Event or a series of related Ownership Change Events (collectively, the "Transaction") wherein the stockholders of the Company immediately before the Transaction do not retain immediately after the Transaction, in substantially the same proportions as their ownership of shares of the Company's voting stock immediately before the Transaction, direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding voting stock of the Company or the corporation or corporations to which the assets of the Company were transferred (the "Transferee Corporation(s)"), as the case may be, provided, however, that an equity or convertible securities financing by the Company shall be deemed an Ownership Change Event or Transfer of Control for the purpose of any accelerated vesting of Shares. For purposes of the preceding sentence, indirect beneficial ownership shall

include, without limitation, an interest resulting from ownership of the voting stock of one or more corporations which, as a result of the Transaction, own the Company or the Transferee Corporation(s), as the case may be, either directly or through one or more subsidiary corporations. The Board shall have the right to determine whether multiple sales or exchanges of the voting stock of the Company or multiple Ownership Change Events are related, and its determination shall be final, binding and conclusive.

(iii) (b) Effect of Change of Control on Shares. In the event of an eligible Change of Control, any unissued Shares shall be vested immediately and issued. The vesting of the Shares permissible solely by reason of this Section 6.5(b) shall be conditioned upon the consummation of the Change of Control."

The parties wish to delete **Sections 10 (e) and (f)** of the Agreement, and replace them with the following:

"(e) If Executive's employment terminates for Cause, Company shall be obligated only to continue to pay Executive's base salary and, to the extent earned, accrued and unpaid, annual incentive bonus and furnish the then existing benefits under Section 8 up to the date of termination; provided, that if Executive's employment is terminated as a result of Executive's Disability, Executive shall remain eligible for benefits under any long-term disability program of Company, as amended from time to time, as long as his Disability continues. Executive shall also be entitled to reimbursement of all expenses.

(f) If Executive's employment is terminated by Company other than for Cause, or upon expiration of the Term without extension, or for Good Reason, in addition to the amounts payable under Section 10(e), Executive shall be entitled to receive all compensation due for the remaining term of the agreement and a lump sum severance payment equivalent to one week of his then current base salary for every month of service, with a minimum of three months equivalent, and medical and other insurance benefits under Section 8(a) for a period of twelve (12) months. Further, any restricted stock earned at the time of termination, including the 50,000 shares due March 28, 2007, will be issued to Executive. As a condition to the salary and benefit continuation under this Section 10(f), Executive must first execute and deliver to Company, in a form prepared by Company, a release of all claims against Company and other appropriate parties, excluding Company's performance under this Section 10(f) and of Executive's vested rights under any Company sponsored retirement plans,

401(k) plans and stock ownership plans. Executive shall also be entitled to reimbursement of all expenses."

The parties wish to insert the following provision as **Section 11 (c)** of the Agreement:

"(c) "Good Reason" means (A) any material reduction in the Base Salary or duties and responsibilities of Executive or (B) any material breach by the Company of the is Agreement or any other agreement between Executive and the Company, or any affiliate of the Company, that continues without cure for a period of thirty (30) days after notice of such breach is given by Executive to the Company."

The parties wish to insert the following provisions as **Sections 19 (f), (g), and (h)** of the Agreement:

"(f) All notices and other communications under this Agreement shall be in writing and may be given by personal delivery, registered or certified mail, postage prepaid, return receipt requested or generally recognized overnight delivery service. Notices shall be sent to the appropriate party at the following addresses:

Executive: 7 Canyon Rim, Newport Coast, CA 92657
Company: 420 Lexington Ave, Suite 2420, New York, NY 10170, Attn: CEO

All such notices and communications shall be deemed received upon (a) actual receipt by addressee or (b) actual delivery to the appropriate address.

(g) This Agreement may be executed in counterparts, both of which shall be considered an original, but both of which together shall constitute the same instrument.

(h) This Agreement contains the complete statement of all arrangements between the parties with respect to its subject matter, supersedes all prior agreements between them with respect to that subject matter, and may not be changed or terminated orally. Any amendment or modification must be in writing and signed by the party to be charged."

The parties wish to insert the following provision as **Section 20** of the Agreement:

"20. Indemnification. The Company shall defend, indemnify and hold harmless Executive (and his heirs and personal representatives) in his capacity as an officer of the Company to the fullest extent permitted by applicable law against any losses or damages incurred by Executive in connection with any action, suit or proceeding to which Executive may be made a party by reason of his being or having been an officer or director of the Company, or because of actions taken by

Executive which were believed by Executive to be in the best interests of the Company and not in violation of applicable law, and Executive shall be entitled to be covered by any directors' and officers' liability insurance policies which the Company maintains for the benefit of its directors and officers, subject to the limitations of any such policies. The Company shall have the right to assume, with legal counsel of its choice, who shall be reasonably acceptable to Executive, the defense of Executive in any such action, suit or proceeding for which the Company is providing indemnification to Executive. Should Executive determine to employ separate legal counsel in any such action, suit or proceeding, any costs and expenses of such separate legal counsel shall be the sole responsibility of Executive unless the Executive shall have reasonably concluded, based upon the written of legal counsel to the Executive, a copy of which shall be furnished to the Company, that there may be conflicts in the defenses available to the Executive which are different from or additional to those available to the Company (if the Company is also a party or potential party to the claim), in which case the reasonable costs and expenses of such separate legal counsel shall be borne by the Company. If the Company does not assume the defense of any such action, suit or proceeding, the Company shall, upon the request of the Executive, promptly advance or pay any amount for costs or expenses, including the reasonable fees of counsel retained by Executive, incurred by Executive in connection with such action, suit or proceeding; provided that Executive agrees in writing to repay any such amounts advanced if it is ultimately determined by a court of competent jurisdiction that Executive is not entitled to such indemnification. Executive shall be entitled to indemnification under this clause regardless of any subsequent amendments of the Certificate Of Incorporation or By-Laws of the Company."

All other terms of the Agreement remain unchanged and in full force and effect.

By signing below, the parties indicate their respective acceptance of this Addendum.

____
STEVEN J. ROSS

NATIONAL INVESTMENT MANAGERS INC.

By:______________________________
Name:
Title:

Executive which were believed by Executive to be in the best interests of the Company and not in violation of applicable law, and Executive shall be entitled to be covered by any directors' and officers' liability insurance policies which the Company maintains for the benefit of its directors and officers, subject to the limitations of any such policies. The Company shall have the right to assume, with legal counsel of its choice, who shall be reasonably acceptable to Executive, the defense of Executive in any such action, suit or proceeding for which the Company is providing indemnification to Executive. Should Executive determine to employ separate legal counsel in any such action, suit or proceeding, any costs and expenses of such separate legal counsel shall be the sole responsibility of Executive unless the Executive shall have reasonably concluded, based upon the written of legal counsel to the Executive, a copy of which shall be furnished to the Company, that there may be conflicts in the defenses available to the Executive which are different from or additional to those available to the Company (if the Company is also a party or potential party to the claim), in which case the reasonable costs and expenses of such separate legal counsel shall be borne by the Company. If the Company does not assume the defense of any such action, suit or proceeding, the Company shall, upon the request of the Executive, promptly advance or pay any amount for costs or expenses, including the reasonable fees of counsel retained by Executive, incurred by Executive in connection with such action, suit or proceeding; provided that Executive agrees in writing to repay any such amounts advanced if it is ultimately determined by a court of competent jurisdiction that Executive is not entitled to such indemnification. Executive shall be entitled to indemnification under this clause regardless of any subsequent amendments of the Certificate Of Incorporation or By-Laws of the Company."

All other terms of the Agreement remain unchanged and in full force and effect.

By signing below, the parties indicate their respective acceptance of this Addendum.

____

STEVEN J. ROSS

NATIONAL INVESTMENT MANAGERS INC.

By: ________________________
Name: RICHARD BERMAN
Title: CHAIRMAN